Exhibit 23.1







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
               --------------------------------------------------



         We have issued our report dated January 20, 2003 (except for note 2 as to which the date is February 10, 2003 and February 25, 2003) accompanying the consolidated financial statements of National Penn Bancshares, Inc. and Subsidiaries appearing in the 2002 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 2002 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement and of the aforementioned report.


/s/ Grant Thornton LLP



Philadelphia, Pennsylvania
December 16, 2003